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                                                                    EXHIBIT 10.4

                            CENTERPOINT ENERGY, INC.
                            LONG-TERM INCENTIVE PLAN

                             PERFORMANCE UNIT AWARD
                          20XX - 20XX PERFORMANCE CYCLE

            Pursuant to this Award Agreement, CENTERPOINT ENERGY, INC. (the "Company") hereby grants to [NAME] (the "Participant"), an employee of the Company, [NUMBER] performance units representing the right to receive Common Stock or cash ("Performance Units"), such number of Performance Units being subject to adjustment as provided in Section 14 of the Long-Term Incentive Plan of CenterPoint Energy, Inc. (the Plan), conditioned upon the Company's achievement of the Performance Objectives over the course of the 20XX-20XX Performance Cycle pursuant to the Plan, and subject to the following terms and conditions:

            1. RELATIONSHIP TO THE PLAN; DEFINITIONS.

            This grant of Performance Units is subject to all of the terms, conditions and provisions of the Plan and administrative interpretations thereunder, if any, which have been adopted by the Committee and are in effect on the date hereof. Except as defined herein, capitalized terms shall have the same meanings ascribed to them under the Plan. To the extent that any provision of this Award Agreement conflicts with the express terms of the Plan, it is hereby acknowledged and agreed that the terms of the Plan shall control and, if necessary, the applicable provisions of this Award Agreement shall be hereby deemed amended so as to carry out the purpose and intent of the Plan. References to the Participant herein also include the heirs or other legal representatives of the Participant. For purposes of this Award Agreement:

            "20XX-20XX PERFORMANCE CYCLE" means the period from January 1, 20XX to December 31, 20XX.

            "CUMULATIVE PERFORMANCE LEVEL" means the Company's combined level of achievement for all of the Performance Objectives over the course of the 20XX-20XX Performance Cycle, as determined by the Committee pursuant to the procedure set forth in Section 2.

            "DISABILITY" means a physical or mental impairment of sufficient severity such that the Participant is both eligible for and in receipt of benefits under the long-term disability provisions of the Company's benefit plans.

            "EMPLOYMENT" means employment with the Company or any of its Subsidiaries.

            "PAYOUT VALUE" means the value of each Performance Unit to which Participant has a vested right following Participant's satisfaction of the vesting provisions of Section 3, determined in accordance with Section 2.

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            "PERFORMANCE OBJECTIVES" means the standards established by the
      Committee to measure the performance of the Company over the course of the 20XX-20XX Performance Cycle, which are attached hereto and made a part hereof for all purposes, that will be used to determine the Payout Value of the Performance Units.

            "RETIREMENT" means termination of Employment on or after attainment of age 55 with at least five years of service with the Company.

            "TARGET LEVEL" means the Company's attainment of a Cumulative Performance Level of 100%.

            "THRESHOLD LEVEL" means the Company's attainment of a Cumulative Performance Level of 50%.

            2. AWARD OPPORTUNITY. The Payout Value of each Performance Unit shall be based on the Company's Cumulative Performance Level of achievement of the Performance Objectives over the course of the 20XX-20XX Performance Cycle as determined by the Committee. The Performance Objectives established for the 20XX-20XX Performance Cycle are attached hereto and made a part hereof for all purposes. As soon as practicable after the close of the 20XX-20XX Performance Cycle, the Committee shall determine the extent to which the Company has achieved the Performance Objectives. For each individual Performance Objective, the Committee shall determine an objective-specific percentage of achievement, ranging from 50% for the threshold level of achievement to a maximum of 150%, with a target level of achievement resulting in 100% achievement. If the Company's performance for a Performance Objective is below the threshold level, the percentage of achievement for that Performance Objective shall be 0%. A combined level of achievement for all of the Performance Objectives (the "Cumulative Performance Level") shall be determined by weighting the percentages of achievement for each Performance Objective according to the pre-determined weighting factors assigned to each Performance Objective, which are attached hereto. If the Cumulative Performance Level is at or above the Threshold Level of performance, then the Payout Value shall be between $50 and $150 depending upon the actual level of performance, with achievement at the Target Level of performance resulting in a Payout Value of $100. In no event shall the Payout Value exceed $150. If the Cumulative Performance Level is below the Threshold Level of performance, the Payout Value shall be $0. Upon completing its determination of the Payout Value, the Committee shall notify the Participant of the Payout Value and the number of shares of Common Stock and/or the amount of cash that will therefore be delivered to the Participant pursuant to Section 5.

            3. VESTING OF PERFORMANCE UNITS.

            (a) Unless earlier forfeited or vested in accordance with paragraph
      (b) or Section 4, Participant's right to Performance Units shall vest upon Participant's receipt of written notice from the Committee, as required by
      Section 2, of the Payout Value of such Performance Units. Such notice shall be given by the Committee as soon as practical following the close of the 20XX-20XX Performance Cycle in accordance with the terms of the Plan and this Award

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      Agreement.

            (b) If Participant's Employment is terminated prior to the close of the 20XX-20XX Performance Cycle:

                  (i) by the Company or any of its Subsidiaries for any reason or due to voluntary resignation by the Participant, Participant's right to receive Performance Shares shall be forfeited in its entirety as of such termination.

                  (ii) due to death, Disability, or Retirement, Participant's right to Performance Units shall vest at the time of such termination in the same proportion as the number of days elapsed in the 20XX-20XX Performance Cycle as of the date of such termination of Employment bears to the total number of days in the 20XX-20XX Performance Cycle, and the shares of Common Stock and/or cash then payable to the Participant pursuant to Section 5 shall be delivered to participant as soon as possible after such termination. The Payout Value of such vested Performance Units shall be the value at the Target Level of performance as set forth in Section 2. Participant's right to receive additional Performance Units shall be forfeited at such time.

            4. CASH PAYMENT UPON A CHANGE OF CONTROL. Notwithstanding anything herein to the contrary, upon or immediately prior to the occurrence of any Change of Control of the Company prior to the end of the 20XX-20XX Performance Cycle, Participant's right to receive Performance Units, unless previously forfeited pursuant to Section 3, shall be settled by a cash payment to Participant equal to the product of the number of Performance Units granted hereunder and the maximum Payout Value as set forth in Section 2. Such cash payment shall satisfy the rights of Participant and the obligations of the Company under this Award Agreement in full.

            5. PAYMENT OF AWARD.

            (a) If Participant's right to Performance Units has vested pursuant to Section 3, Participant shall be entitled to receive payment in one of the following forms, to be decided by the Committee:

                  (i) a number of shares of Common Stock equal to (x) the
            product of the Payout Value and the number of Performance Units granted hereunder, divided by (y) the Fair Market Value of Common Stock (rounded down to the nearest whole share) on the date the Committee determines the Payout Value pursuant to Section 2;

                  (ii) a cash payment equal to the product of the Payout Value and the number of Performance Units granted hereunder; or

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                  (iii) any combination of (i) and (ii), above, the combined
            Fair Market Value of which is not to exceed the product of the Payout Value and the number of Performance Units granted hereunder.

            Any shares of Common Stock so awarded shall be registered in the name of the Participant, and any certificates representing such Common Stock and/or payment of cash shall be delivered to the Participant as soon as practical after the Participant has vested pursuant to Section 3. The Company shall have the right to withhold applicable taxes from any such payment of cash or Common Stock, or from other compensation payable to the Participant, at the time of such vesting and delivery pursuant to Section 11 of the Plan.

            (b) Upon delivery of shares of Common Stock and/or a cash payment to Participant pursuant to Section 4 or paragraph (a), above, Participant shall also be entitled to receive a cash payment equal to the sum of all dividends paid, if any, on such shares of Common Stock after the commencement of the 20XX-20XX Performance Cycle but prior to the date such shares of Common Stock are delivered to the Participant.

            6. NOTICES. For purposes of this Award Agreement, notices to the Company shall be deemed to have been duly given upon receipt of written notice by the corporate secretary of the Company at 1111 Louisiana, Houston, Texas 77002, or to such other address as the Company may furnish to the Participant.

            Notices to the Participant shall be deemed effectively delivered or given upon personal, electronic, or postal delivery of written notice to the Participant, the place of Employment of the Participant, the address on record for the Participant at the human resources department of the Company, or such other address as the Participant hereafter designates by written notice to the Company.

            7. SHAREHOLDER RIGHTS. The Participant shall have no rights of a shareholder with respect to the shares of Common Stock potentially granted hereunder unless and until the Participant is registered as the holder of shares of Common Stock on the records of the Company as provided in Section 5.

            8. SUCCESSORS AND ASSIGNS. This Award Agreement shall bind and inure to the benefit of and be enforceable by the Participant, the Company and their respective permitted successors and assigns except as expressly prohibited herein and in the Plan. Notwithstanding anything herein or in the Plan to the contrary, the Performance Shares are transferable by the Participant to Immediate Family Members, Immediate Family Members Trusts, and Immediate Family Member Partnerships pursuant to Section 13 of the Plan.

            9. NO EMPLOYMENT GUARANTEED. Nothing in this Award Agreement shall give the Participant any rights to (or impose any obligations for) continued Employment by the Company or any Subsidiary thereof or successor thereto, nor shall it give such entities any rights (or impose any obligations) with respect to continued performance of duties by the Participant.

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            10. MODIFICATION OF AGREEMENT. Any modification of this Award
Agreement shall be binding only if evidenced in writing and signed by an authorized representative of the Company.

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